UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2024

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Fourth Amendment to Note and Warrant Purchase Agreement

On July 12, 2024, Sonder Holdings Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Notes Amendment”), by and among the Company, the subsidiary note obligors party thereto (together with the Company, the “Note Obligors”), the subsidiary guarantors party thereto (the “Guarantors”), the investors party thereto (the “Investors”) and Alter Domus (US) LLC, as collateral agent (“Agent”), which amended the Note and Warrant Purchase Agreement, dated as of December 10, 2021, as amended by the Omnibus Amendment dated as of December 21, 2022, the Second Omnibus Amendment dated as of November 6, 2023, and the Third Amendment dated as of June 10, 2024 (the “Note Purchase Agreement”), by and among the Note Obligors, the Guarantors, the Investors and the Agent, and certain documents related thereto. Among other things, the Notes Amendment provides for additional commitments with an aggregate principal amount of up to $6 million issuable at the Company’s election (the “Additional Commitment”). Capitalized terms used but not defined in this section shall have the meanings given to such terms in the Notes Amendment.

Draw-down of Notes

On July 12, 2024, the Company issued (the “Draw”) an aggregate of $6 million (100% of the Additional Commitment) of delayed draw subordinated secured notes (the “Notes”), pursuant to the Note Purchase Agreement, as amended by the Notes Amendment. The Company plans to use the proceeds of the Notes for general corporate purposes.

The foregoing descriptions of the Notes Amendment and the Draw do not purport to be complete and are qualified in their entirety by reference to the Notes Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Fourth Amendment to Loan and Security Agreement

On July 12, 2024, the Company entered into an amendment (the “SVB Amendment”), by and among the Company, certain of its domestic subsidiaries party thereto, as co-borrowers (together with the Company, the “Borrowers”), and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), as lender, which amended the Loan and Security Agreement dated as of December 21, 2022, as amended by the First Amendment to Loan and Security Agreement dated as of April 28, 2023, the Second Amendment to Loan and Security Agreement dated as of November 6, 2023, and the Waiver and Third Amendment to Loan and Security Agreement dated as of June 10, 2024 (the “Loan Agreement”), by and among the Borrowers and SVB. Among other things, the SVB Amendment provides for SVB’s consent with respect to the Notes Amendment.

SVB and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with Borrowers or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the SVB Amendment does not purport to be complete and is qualified in its entirety by reference to the SVB Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Notes Amendment, the Note Purchase Agreement, and the Draw is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Note and Warrant Purchase Agreement
10.2	Fourth Amendment to Loan and Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: July 15, 2024	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer